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                                                                   Exhibit 10.3

                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT, dated this 30th day of June, 1999, is made by and between BUYER and SELLER.

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of the Business operating under the Trade Name; and

         WHEREAS, Seller desires to sell, and Buyer, in reliance upon the representations and warranties set forth herein, desires to buy, certain assets used in connection with the operation of the Business, and the Business itself as a going concern.

         NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer and Seller agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND INTERPRETATIONS.

SECTION 1.1 DEFINITIONS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACCOUNTS RECEIVABLE" shall mean any of Seller's (i) right to payment for goods sold, leased or licensed, or for services rendered, in connection with the Business, whether or not earned by performance, (ii) notes receivable, bonds, and any other receivables and evidence of indebtedness from the Business, and (iii) Seller's right to payment of any nature whatsoever from the Business.

         "AGREEMENT" shall mean this Asset Purchase and Sale Agreement.

         "ASSIGNMENT AGREEMENT" shall mean the Assignment Agreement between Buyer and Seller, dated as of the Closing Date, whereby Seller assigns to Buyer, free and clear of all Encumbrances, each of Seller's right, title and interest in and to those Purchased Assets which are capable of transfer by assignment. The Assignment Agreement shall be in the form attached hereto as EXHIBIT A.

         "ASSIGNMENT OF LEASE" shall mean the Assignment of Lease Agreement between Buyer and Seller, dated as of the Closing Date, whereby Seller assigns to Buyer, free and clear of all Encumbrances, each of Seller's right, title and interest in and to Seller's leases with individual pharmacies in connection with the Business. The Assignment of Lease shall be in the form attached hereto as EXHIBIT B.

         "ASSUMED LIABILITIES" shall mean those accounts payable of Seller arising out of the Business, not to exceed Four Hundred Thousand Dollars ($400,000), a list of which will be attached hereto as SCHEDULE 1 at Closing. Buyer will negotiate payment terms for the Assumed Liabilities prior to Closing. The Assumed Liabilities can be paid within six (6) to nine (9) months from the Closing Date. The Assumed Liabilities will also include the remaining regularly scheduled payments on the Diversified Leasing Agreement dated January 14, 1999, such payments not to exceed Ninety Thousand Dollars ($90,000).


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         "BILL OF SALE" shall mean the Bill of Sale of Seller to Buyer, dated as of the Closing Date, whereby Seller transfers to Buyer, free and clear of all Encumbrances, each of the Purchased Assets which are capable of transfer by bill of sale. The Bill of Sale shall be in the form attached hereto as EXHIBIT C.

         "BOOKS" shall mean all of Seller's manuals and other materials (in any form or medium), advertising material, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, sales and promotional materials and records, purchasing materials, all accounting and business records, including, without limitation, all accounts receivable and accounts payable detail, all information concerning payments of accounts payable, all fixed assets lists (including locations), in each case in connection with the Business.

         "BUSINESS" shall mean Seller's Neighborhood Pharmacy TV Network business, including the NPTV-online.com web site and NPTV Fax News, each as a going concern.

         "BUYER" shall mean [RMS HEALTH NETWORK, INC., a Delaware corporation].

         "BUYER'S ADDRESS" shall mean 633 Federal Highway, Suite 400, Ft. Lauderdale, FL 33301, Telecopy Number 954-525-4245.

         "CLOSING" shall mean the closing on the Closing Date of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean June 30th, 1999, or such other date mutually agreeable to the parties hereto.

         "CONSENT" shall mean any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

         "CONTRACT" shall mean all of Seller's written or oral contracts, agreements, orders or commitments of any nature whatsoever, including, without limitation, any sales orders, purchase orders, leases, subleases, license agreements, sublicense agreements, loan agreements, security agreements, guarantees, management contracts, employment agreements, consulting agreements, partnership agreements, buy-sell agreements, options, warrants, subscriptions, calls or puts in connection with the Business, including without limitation, the agreements listed on the attached SCHEDULE 2.

         "CONTRACT RIGHT" shall mean any right, power or remedy under any Contract, including, without limitation, any right to receive goods or services or otherwise derive benefit from the payment, satisfaction or performance of another party's Obligations, and right to demand that another party accept goods or services or take any other action, and any right to pursue or exercise any remedy or option.

         "CREDITS" shall mean all of Seller's credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items in connection with the Business.


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         "ENCUMBRANCE" shall mean any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

         "EQUIPMENT" shall mean any of the equipment owned and used by Seller (not including equipment owned by any NCPA Member) in connection with the Business, including, without limitation, all televisions, software, computer equipment, satellite dishes, satellite receivers, speakers, mounts, cabling and related equipment.

         "GOODWILL" shall mean Seller's goodwill associated with the Business.

         "INTANGIBLES" shall mean the Tradename, the programming (including continuing education materials, other content contained in the programming and the Beta masters containing the programming) used in connection with the Business, Seller's web site known as ANPTV Online.com, all licensing agreements related to the Intangibles and all other Intangibles related to the Business.

         "LICENSE AGREEMENT" shall mean the License Agreement to be entered into between Buyer and Seller on the Closing Date substantially in the form attached hereto as EXHIBIT D.

         "JUDGMENT" shall mean any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

         "LAW" shall mean any provision of any law, statute, ordinance, constitution, charter, treaty, rule or regulation of any foreign, federal, state or local governmental, administrative or regulatory authority.

         "NCPA" shall mean the National Community Pharmacists Association, a Virginia non-profit trade association, and its affiliates.

         "NCPA MEMBER" shall mean independent and other community pharmacies throughout the United States that are members of NCPA.

         "OBLIGATION" shall mean any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown, including all obligations arising under executory contracts and all obligations to pay Taxes.

         "PERSON" shall mean any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, sub or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

         "PROCEEDING" shall mean any demand, claim, suit, action, litigation, bankruptcy, investigation, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

         "PURCHASED ASSETS" shall mean the Accounts Receivable, the Books, the Business, the Contracts, Contract Rights, the Credits, the Equipment, the Goodwill and the Intangibles.


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         "PURCHASE PRICE" shall mean the amount set for in Article 3 hereof.

         "SELLER" shall mean the NPTV LLC.

         "SELLER'S ADDRESS" shall mean 205 Daingerfield Road, Alexandria, VA 22314, Telecopy Number 703-683-3619.

         "TAX" shall mean (a) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

         "TRADENAME" shall mean the tradenames "Neighborhood Pharmacy TV Network" and "ANPTV" used by Seller in connection with the Business.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the License, the Assignment Agreement, the Bill of Sale, the Assignment of Lease and all other documents, exhibits or schedules delivered in connection with the transaction contemplated by this Agreement.

SECTION 1.2 INTERPRETATION. Each definition of an agreement in this Article shall, unless otherwise specified, include such agreement as modified, amended, restated or supplemented from time to time and, except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, references to a party to this Agreement or any Transaction Documents include that party and its successors and assigns.

SECTION 1.3 ACCOUNTING TERMS. All references in this Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time in the United States of America. All accounting terms used herein without definition shall be used as defined under such generally accepted accounting principles.

SECTION 1.4 CROSS REFERENCES. Unless otherwise specified, references in the Transaction Documents to any Article or Section are references to such Article or Section of such Transaction Documents and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.5 RECITALS, ETC. The foregoing recitals are true and correct and, together with the exhibits and schedules referred to hereafter, are hereby incorporated into this Agreement by this reference.


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                                    ARTICLE 2
                    TRANSFER OF ASSETS AND OTHER BENEFITS AND
                            ASSUMPTION OF LIABILITIES

SECTION 2.1 PURCHASE AND SALE. Subject to the terms and conditions hereof, Seller shall sell, transfer, convey and assign, and Buyer shall buy, on the Closing Date, free and clear of all Encumbrances, the Purchased Assets.

SECTION 2.2 OTHER BENEFITS. In addition to selling the Purchased Assets to Buyer, Seller agrees to do or cause the following to be done in connection with this transaction:

                  2.3 LICENSE AGREEMENT. Seller agree to execute, deliver and perform its obligations under the License Agreement.

SECTION 2.4 ASSUMPTION OF DEBTS, LIABILITIES AND OBLIGATIONS. Buyer will assume and undertake to perform and pay all of the Assumed Liabilities. Buyer's obligations under this Section shall survive the Closing.

SECTION 2.5 EMPLOYEES. Buyer shall have no obligation to continue the employment of any of the Business's employees. Seller agrees to be responsible for all obligations and expenses to all of the Business's employees through the Closing Date, including, without limitation, any termination expenses. Buyer may elect to hire some of the existing employees of the Business. Seller shall assist Buyer in identifying which employees to hire and shall permit Buyer to interview the employees of the Business for such purpose.

                                    ARTICLE 3
                                  CONSIDERATION

SECTION 3.1 PURCHASE PRICE. The Purchase Price shall be paid by Buyer to Seller in the following manner:

                  3.1.1 CASH. On the Closing Date, Buyer shall pay to Seller One Hundred Thousand Dollars ($100,000) in cash, certified check drawn on a bank doing business in the county where Buyer's office is located or by wiring immediately available funds to the bank account designated by Seller in a written notice delivered to Buyer at least five (5) days prior to Closing; and

                  3.1.2 ADDITIONAL AMOUNTS. Buyer will determine and pay to Seller the following amounts (the "ADDITIONAL AMOUNT"), as reduced as set forth in this subsection:

                           3.1.2.1 DETERMINATION. On each anniversary of the
                  Closing Date, Buyer shall determine the number of Subscriptions, New Subscriptions, Subscription Payment and New Subscription Payment (each as hereinafter defined) for the twelve (12) month period just ended.

                           3.1.2.2 CERTAIN DEFINED TERMS. As used herein, the
                  following terms will have the following meanings:


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                                            "EQUIPMENT SUBSIDIES" shall mean,
                                    for each determination date and for any
                                    period of time, that portion of the
                                    subsidies, rebates and other incentives
                                    which (i) Buyer makes available to any NPTV
                                    Member to encourage such member to subscribe to the services provided by Buyer; and (ii) which were amortized by Buyer during such period of time; and

                                            "NEW SUBSCRIPTIONS" shall mean, on
                                    each determination date, the difference (but not less than zero) between (a) the number of Subscriptions on such determination date, and (b) the number of Subscriptions on the immediately prior determination date (or, in connection with the first determination date, the number of Subscriptions on the Closing Date which, for the purposes of this definition, shall be deemed to be 650); and

                                            "NET REVENUES" shall mean, (a) for
                                    each determination date and for any length of time occurring during the first twenty-four (24) months following the Closing Date, sixty-five percent (65%) of the difference of (i) the gross revenues of the Business which have actually been received in cash by Buyer, and (ii) all of Buyer's operating expenses and Equipment Subsidies; and (b) for each determination date and for any length of time occurring after the first twenty-four (24) months following the Closing Date, the difference of (i) the gross revenues of the Business which have actually been received in cash by Buyer, and (ii) all of Buyer's operating expenses and Equipment Subsidies; and

                                             "NEW SUBSCRIPTION PAYMENT" [*]; and

                                            "NPTV MEMBERS" shall mean, on any
                                    determination date, the sum of (a) NCPA
                                    Members' stores that are subscribers to the services provided by the Business, and (b) all other pharmacy stores that have become subscribers to the services provided by the Business through NCPA's assistance; and

                                            "SUBSCRIPTIONS" shall mean, on any
                                    determination date, the number of NPTV
                                    Members that currently are and have been subscribers to the services provided by the Business for a minimum of six (6) months; and

                                            "SUBSCRIPTION PAYMENT" [*].

                           3.1.2.3 NEW SUBSCRIPTION PAYMENT. Buyer shall pay to
                  Seller forty-five (45%) of the New Subscription Payment (the "ASSET PURCHASE NEW SUBSCRIPTION PAYMENT") for the previous twelve (12) month period just ending in twelve (12) equal installments due on the first day of each month beginning on the month succeeding the date such payment was determined.

----
[*] Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


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                           3.1.2.4 SUBSCRIPTIONS. Buyer shall pay to Seller of
                  forty-five (45%) the Subscription Payment (the "ASSET PURCHASE SUBSCRIPTION PAYMENT") for the previous twelve (12) month period just ending in twelve (12) equal instalments due on the first day of each month beginning on the month succeeding the date such payment was determined.

                           3.1.2.5 SETOFF AGAINST ADDITIONAL AMOUNT. Buyer is
                  permitted to setoff against and reduce any amounts Buyer owes to Seller for Additional Amounts hereunder by the amount of the Assumed Liabilities paid by Buyer. In addition, Buyer may setoff against and reduce any amounts owed by Buyer to Seller for Additional Amounts hereunder by any amount owed by Seller and/or NCPA pursuant to Section 9.2 hereunder.

                           3.1.2.6 SURVIVAL. Buyer's obligations under this
                  subsection shall survive the Closing.

SECTION 3.2 ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be adjusted as set forth below:

                  3.2.1 ADDITIONAL AMOUNTS. During the first twenty-four (24) months following the Closing Date, to the extent Net Revenues are insufficient on any payment date to pay Additional Amounts after the payment of the License Fee (as defined in the License Agreement), the failure to pay such Additional Amounts when due will not be deemed a default under this Agreement and the obligation to pay such Additional Amounts will accumulate and be paid (which payment may occur at any time including any time after the first twenty-four (24) months following the Closing Date but shall be made within five (5) years of the Closing Date) from future Net Revenues. This provision shall survive the Closing.

                  3.2.2 LICENSE AGREEMENT. Seller's obligation to pay Additional Amounts hereunder shall terminate upon the expiration or earlier termination of the License Agreement. Buyer shall have no obligation to pay Additional Amounts during any period of time during which Seller is in default of any of its obligations under the License Agreement.

SECTION 3.3 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation schedule to be prepared by Buyer on an Internal Revenue Form 8594. The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation schedules.

                                    ARTICLE 4
                          CLOSING AND PRE-CLOSING ITEMS

SECTION 4.1 CLOSING DATE. The Closing shall take place at the offices of Tripp Scott, P.A., 110 SE 6th Street, 15th Floor, Ft. Lauderdale, FL 33301, on the Closing Date at 2:30 p.m. prevailing local time or at such location, on such other date, and at such other time as Buyer and Seller mutually agree in writing.

SECTION 4.2 DUE DILIGENCE INVESTIGATION. Seller agrees to provide Buyer with complete access to the Purchased Assets prior to the Closing Date for the purpose of performing a due diligence investigation of the Business and for the purpose of determining the accuracy of the representations and


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warranties set forth herein and to enable both parties to comply with their agreements herein. Seller shall make available for consultation with Buyer, the employees of Seller involved in operation of the Business and Seller's other officers with knowledge of the Business. Additionally, Seller agrees to cause Seller's outside accountants to be available to discuss the financial records, results and prospects of the Business. Buyer agrees to supply Seller with bank references upon Seller's request.

SECTION 4.3 OPERATION OF BUSINESS PRIOR TO CLOSING. Between the date hereof and the Closing Date, Seller shall continue to operate the Business in a manner consistent with prior practice and will maintain the goodwill of its employees, suppliers, vendors, customers and other persons with whom it has commercial dealings. Seller shall deliver to Buyer within ten (10) days following the end of each month, internally prepared financial statements and balance sheets of the Business for such calendar month and internally prepared accounts receivable and accounts payable details in connection with the Business updated as of the end of such calendar month.

SECTION 4.4 MARKETING EFFORTS PRIOR TO CLOSING. During the period between the date hereof and Closing, Seller and Buyer acknowledge the importance and necessity of marketing the Business in order to more fully facilitate Closing. Accordingly, Seller authorizes Buyer to conduct sales and marketing efforts with Seller's members in an effort to increase Subscriptions and to increase advertising and sponsorship of the Business, each as Buyer deems necessary or desirable. Such efforts may include, without limitation, solicitation of Seller's members, subscription equipment subsidies, participation in trade show booths and program solicitations, pilot programming and magazine and newspaper advertising and editorial coverage. Seller will cooperate and assist Buyer in all sales and marketing efforts.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF SELLER AND NCPA

         Seller and NCPA represent and warrant to Buyer that the following are true and correct on the date hereof and will be true and correct at the time of the Closing:

SECTION 5.1 LEGAL CAPACITY. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Virginia. Seller has all necessary legal power and authority to execute, deliver and perform its obligations under the Transaction Documents, and such execution, delivery and performance have been duly authorized by all necessary action by Seller. The Transaction Documents required to be executed by Seller have been or will be on the Closing Date duly executed and delivered by the duly authorized officer, employee or agent of Seller and constitute the valid and legally binding obligations of Seller enforceable in accordance with their terms, except as limited by bankruptcy, reorganization or similar laws affecting creditors' rights generally. Seller has all requisite power to own, lease and operate its properties and to carry on the Business as now being conducted.

SELLER 5.2 NO CONFLICTS. Neither the execution and delivery of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the terms and provisions thereof conflict with, result in a material default under or breach of or grounds for termination of, any material agreement or License to which Seller is a party or by which Seller may be bound, result in the creation of any Encumbrance upon the Purchased Assets or result in the violation by Seller of any provision of Law applicable to Seller or to which Seller or the Purchased Assets may be subject.


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SECTION 5.3 BROKERS AND FINDERS. Seller has not had any contact with any Person who allegedly could claim a broker's or finder's fees with respect to the sale of the Purchased Assets pursuant to the Transaction Documents and the other transactions contemplated thereby other than Seller's obligations to Press Williams, which obligations will be paid solely by NCPA.

SECTION 5.4 FULL DISCLOSURE. None of the representations or warranties made by Seller orally or in this Agreement or in any other Transaction Document, and none of the statements, documents or other information pertaining to this transaction made or given by Seller or its officers, directors or employees to Buyer, its agents or representatives, whether made orally or in writing, contains any untrue statement of a material fact, or omit any material fact, the omission of which is misleading, including, without limitation, any information contained in any balance sheets, financial statements or other financial information given by Seller to Buyer.

SECTION 5.5 FINANCIAL STATEMENTS. Except for the liabilities reflected, reserved or otherwise disclosed in the balance sheet of the Business given by Seller to Buyer, dated as of March 31, 1999 and the Accounts Receivables and Accounts Payable details given by Seller to Buyer dated as of March 31, 1999, Seller has no material liabilities, whether absolute or contingent, in connection with the Business. Since the date of the last monthly income statement of the Business given by Seller to Buyer, there have been no changes in (a) the financial position of Seller, (b) the industry in which Seller competes or in which the Purchased Assets has been or will be used, (c) the Purchased Assets, or (d) in any other matter which, in each case or in combination, could have a Material Adverse Effect. The books of account and other financial records of Seller have been kept accurately and in the ordinary course of business in accordance with GAAP, and the transactions entered therein represent bona fide transactions. Such books of accounts and financial records fairly reflect Seller's income, expenses, assets and liabilities.

SECTION 5.6       PROPERTY.

                  5.6.1 OWNERSHIP. Seller owns all of the personal property included in the Purchased Assets, free and clear of any liens, pledges, encumbrances, restrictions, Claims and rights of third parties, except for that certain lease with Diversified Leasing, Inc. dated January 14, 1999. Providing for thirty-six (36) monthly payments of Two Thousand Eight Hundred Sixty-Nine and 54/100 Dollars ($2,869.54).

                  5.6.2 CONTRACTS. Seller owns or has licenses pursuant to license agreements to use all of the Intangibles Assets, such license agreements may be assigned by Seller without obtaining consent of any licensor under any such license agreement and any such license agreement will remain in full force and effect following the Closing.

                  5.6.3 LEASES. All of the leases between Seller and the NPTV Members listed on the attached SCHEDULE 3 are bona fide leases representing obligations of the NPTV Members as set forth in each such leases, such leases may be assigned by Seller without consent of such NPTV Members and such leases will remain in full force and effect following the Closing.

                  5.6.4 BACKLOG. NCPA will use its best efforts to ensure that all of the NPTV Members set forth on the attached SCHEDULE 4 will subscribe to the services provided by the Business upon such member's receipt of the equipment necessary for such services to be provided.


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                  5.6.5 ALL NECESSARY. The Purchased Assets comprise all of the property used in or required for the operation of the Business in the manner and to the extent presently conducted. All of the Purchased Assets are located at the leased properties described on the Assignment of Leases.

                  5.6.6 MAINTENANCE. All personal property included in the Purchased Assets were acquired and have been maintained in the ordinary course of business, and, to the best of Seller's knowledge, are of good and merchantable quality, consist of a quality, quantity and condition reasonably usable, leasable or salable in the ordinary course of business, and are not subject to any material write-down or write-off.

SECTION 5.7       LITIGATION.

                  5.7.1 LITIGATION. There are no legal actions, suits, proceedings, strikes and labor disputes, administrative actions, controversies or investigations pending against Seller or the Business or, to the knowledge of Seller, threatened or contemplated against Seller or the Business which may materially adversely affect the Business, the Purchased Assets, this Agreement or the transactions contemplated hereby.

                  5.7.2 JUDGMENTS. Neither Seller nor the Business is a party to or subject to any judgment, order, ordinance, award, injunction or decree which would (i) enjoin the transactions contemplated by this Agreement or adversely affect the Purchased Assets or (ii) otherwise materially adversely affect this Agreement or the transactions contemplated hereby.

SECTION 5.8       TAXES.

                  5.8.1 RETURNS. Seller has duly filed, or caused to be filed, all federal, state and local income, excise, sales, use and other tax returns and reports required to have been filed by it. Seller has timely paid or, where extensions have been obtained, have accrued all taxes, interest and penalties due for the periods covered thereby. All such reports are true and correct in all material respects.

                  5.8.2 AUDITS. There are no ongoing or potential examinations or audits of the Business by the Internal Revenue Service or any state or local taxing authority.

                  5.8.3 WAIVERS. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal income tax return for any period with respect to the Business.

SECTION 5.9 ACCOUNTS RECEIVABLE. To the best of Seller's knowledge, all of the Accounts Receivable reflected on the Business' balance sheet which was previously delivered to Buyer are bona fide receivables representing obligations for the face dollar amount thereof and have arisen in the regular course of Seller's business. Such Accounts Receivable do not represent bill and hold sales, consignment sales, guaranteed sales, or sale or return arrangements and such Accounts Receivable are payable currently.


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


SECTION 5.10 AUTHORIZATION, PERMITS AND COMPLIANCE WITH LAWS. To Seller's knowledge, the Business holds all material certifications, permits, Licenses, orders or approvals of any federal, state or local regulatory agency which are required in order to permit Seller to continue to carry on the Business and use its properties as it now does. Seller owns or has valid leases or licenses to use all tangible properties necessary to operate the Business as it now does without incurring any extraordinary expenditures for capital additions or improvements. Seller does not know of any failure by the Business to comply with any laws, orders or regulations of federal, state, local or foreign governments applicable to the business, properties or assets of the Business.

SECTION 5.11 LOSS CONTRACTS. Seller is not a party to any material contract, bid or offer to sell products or to provide services to third parties which is to be performed at a price which would not result in a gross profit to the Business.

SECTION 5.12 CHANGE IN SERVICES, CUSTOMERS, ETC. Since January 1, 1999, there has been no material change in the relationship between the Business and its suppliers or customers, or in the service mix of the Business as compared with the twelve months ended December 31, 1998, which would materially adversely affect the Business. Seller has received no communication from any customer that any such change is intended or contemplated which would have a material adverse impact on the Business.

SECTION 5.13 ACCURACY OF REPRESENTATIONS. No representation or warranty made by Seller orally, in this Agreement or in any Exhibit or Schedule hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents to Seller that:

SECTION 6.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

SECTION 6.2 CORPORATE ORGANIZATION. Buyer has full legal right, power and authority to enter into this Agreement and the Exhibits to which it is a party and to consummate all of the transactions contemplated hereby.

SECTION 6.3 DUE EXECUTION. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of Buyer. The Transaction Documents to which Buyer is a party have been, or will be on the Closing Date, duly executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except as limited by bankruptcy, reorganization or similar laws affecting creditors' rights generally.

SECTION 6.4 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and provisions hereof conflict with or result in a default under or breach of or grounds for termination of, any material agreement or instrument or any license, permit or other governmental authorization to which Buyer is a party or by which Buyer may be bound, or result in the violation by Buyer of any law, regulation, or order to which Buyer may be subject which would materially adversely affect the transactions contemplated hereby.

SECTION 6.5 BROKERS AND FINDERS. Buyer has not had any contact with any person who allegedly could Claim broker's or finder's fees concerning the purchase of the Business or the Purchased Assets.

                                    ARTICLE 7
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to satisfaction, prior to or concurrently with the performance of such obligations, of the following conditions:

SECTION 7.1 PERFORMANCE OF AGREEMENT. Seller shall have performed and complied with all its obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date and the representations and warranties of Seller shall be true and correct as of the Closing Date.

SECTION 7.2 SELLER'S DOCUMENTS, ETC. Seller shall deliver, or cause to be delivered, to Buyer, on the Closing Date, the following:

                  7.2.1    BOOKS AND RECORDS.  All Books;

                  7.2.2 BILL OF SALE; ASSIGNMENT AGREEMENT. An executed original copy of the Bill of Sale and the Assignment Agreement;

                  7.2.3 ASSIGNMENT OF LEASES. An executed counterpart of the Assignment of Lease;

                  7.2.4 LICENSE AGREEMENT. An executed counterpart of the License Agreement; and

                  7.2.5 SECRETARY'S CERTIFICATE. A certificate from the duly elected and incumbent Secretary each of Seller and NCPA, each such certificate to be in the form attached hereto as EXHIBIT E, together with all of the attachments listed thereon.

SECTION 7.3 OTHER CERTIFICATES, ETC. All other agreements, certificates, instruments and documents reasonably requested by Buyer in order to fully consummate the transaction contemplated hereby and carry out the purpose and intent of this Agreement.

SECTION 7.4 WAIVER. Buyer shall have the right to waive in whole or in part any one or more of the foregoing conditions and to proceed with the transactions contemplated by this Agreement.

                                  ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction, prior to or concurrently with the performance of such obligation, of the following conditions:

SECTION 8.1 PERFORMANCE OF AGREEMENT. Buyer shall have performed and complied with all of the obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date, and the representations of Buyer shall be true and correct as of the Closing Date.

SECTION 8.2 BUYER'S DOCUMENTS, ETC. Buyer shall deliver, or cause to be delivered, to Seller on the Closing Date the following:

                  8.2.1 ASSIGNMENT AGREEMENT. An executed counterpart of the Assignment Agreement;

                  8.2.2 ASSIGNMENT OF LEASES. An executed counterpart of the Assignment of Leases.

                  8.2.3 LICENSE. An executed counterpart of the License;

                  8.2.4 CASH. The cash payment referenced in Section 3.1.1; and

                  8.2.5 SECRETARY'S CERTIFICATE. A certificate from the duly elected and incumbent Secretary of Seller in the form attached hereto as EXHIBIT F, together with all of the attachments listed thereon.

SECTION 8.3 OTHER CERTIFICATES, ETC. All other agreements, certificates, instruments and documents reasonably requested by Seller in order to fully consummate the transaction contemplated hereby and carry out the purpose and intent of this Agreement.

SECTION 8.4 WAIVER. Seller shall have the right to waive in whole or in part any one or more of the foregoing conditions and to proceed with the transactions contemplated by this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive the Closing hereunder.

SECTION 9.2 SELLER'S AND NCPA'S AGREEMENT TO INDEMNIFY. Seller and NCPA hereby agree to jointly and severally indemnify, defend and hold Buyer harmless from and against all demands, Claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys fees and expenses, asserted against, resulting to, imposed upon or incurred by Buyer or the Business by reason of or resulting from (i) a breach of any representation, warranty or agreement of Seller or NCPA contained in or made pursuant to this Agreement and (ii) any action of Seller or NCPA in connection with the Business prior to the Closing.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.1 TERMINATION. Either party may terminate this Agreement at its option by providing written notice thereof to the other party if, through no fault of such party, the Closing has not occurred on or before June 30, 1999.
SECTION 10.2 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants, other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement or any transaction incident hereto contemplated hereby.

SECTION 10.3 FURTHER ASSURANCES. At and after the Closing, Seller shall execute and deliver such additional instruments and documents as Buyer may reasonably request in order to carry into effect the transactions contemplated hereby.

SECTION 10.4 ENTIRE AGREEMENT. This Agreement, together with any other agreements entered into contemporaneously herewith, constitutes and represents the entire agreement between the parties hereto and supersedes any prior understandings or agreements, written or verbal, between the parties hereto respecting the subject matter herein. This Agreement may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all of the parties hereto. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 10.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or (b) one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for overnight delivery, or (c) when sent by telex or telecopy on a Business Day with confirmation of such transmission and such notice is followed up with notice sent by certified mail or overnight courier as described above, in each case addressed to the party to which such notice is directed at the following address: if to Buyer, to Buyer at Buyer's Address; if to Seller, to Seller at Seller's Address. Any party hereto may change the address to which notices shall be directed under by giving ten (10) days written notice of such change to the other party.

SECTION 10.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to its conflict of law principles. Each party hereto irrevocably consents to personal jurisdiction and venue in the trial courts of Broward County, Florida or the United States District Court for the Southern District of Florida, Broward County Division over any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document. Seller hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to Seller at Seller's Address, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. Seller agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

SECTION 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

                           [Signature page to follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed the day and year first above stated.

                                    SELLER:
                                    NPTV LLC

                                    By: /s/ Calvin J. Anthony
                                       --------------------------------------
                                    Print Name: Calvin J. Anthony
                                               ------------------------------
                                    Title: Partner
                                          -----------------------------------

                                    NATIONAL COMMUNITY PHARMACISTS ASSOCIATION

                                    By: /s/ Calvin J. Anthony
                                       --------------------------------------
                                    Print Name: Calvin J. Anthony
                                               ------------------------------
                                    Title: Exec. V.P.
                                          -----------------------------------

                                    BUYER:
                                    RETAIL MEDIA SYSTEMS, INC.

                                    By: /s/ Brent D. Burns
                                       --------------------------------------
                                    Print Name: Brent D. Burns
                                               ------------------------------
                                    Title: C.O.O
                                          -----------------------------------


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